SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 21, 2015

PACCAR Inc

(Exact name of registrant as specified in its charter)

Delaware	001-14817	91-0351110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 106th Avenue NE, Bellevue, WA 98004

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (425) 468-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2015, the PACCAR Inc Board of Directors elected Beth E. Ford to the PACCAR Inc Board of Directors effective April 21, 2015.

Ms. Ford will serve as a Class I director to fill the vacancy created by the retirement of John M. Fluke Jr. on April 20, 2015. The information required by Item 5.02(d)(3) is not available at this time. There are no reportable transactions under Item 404(a) of Regulation S-K. She will receive compensation for her services in accordance with the Company’s standard compensatory arrangements for non-employee directors. These arrangements include an annual cash retainer of $100,000 and an annual restricted stock award of $130,000, both prorated for 2015; and Committee meeting fees of $5,000 per meeting. A press release announcing the Board action is attached as Exhibit 99.1 to this Report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following are furnished as Exhibits to this Report.

Exhibit Number	Description

99.1	Press release of January 21, 2015 regarding Beth E. Ford

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACCAR Inc

Date: January 21, 2015	By:	/s/ D. C. Anderson
D. C. Anderson
Vice President and General Counsel